UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2005
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

The following is Caterpillar Inc.'s prepared statements from the results webcast held on October 21, 2005. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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3Q05 Caterpillar Conference Call Prepared Remarks

Opening Remarks

Good morning and welcome to Caterpillar's 3rd Quarter 2005 results conference call. I'm Mike DeWalt, the Director of Investor Relations.

With me on the call today are Group President Doug Oberhelman, and CFO Dave Burritt.

This call is copyrighted by Caterpillar Inc. Any use, recording or transmission of any portion of this call without the express written consent of Caterpillar Inc. is strictly prohibited. If you’d like a printed copy of my prepared remarks, you can go to the SEC filings in the Investor section of our website where they are filed as an 8-K ... they’re also available on the SEC’s website.

To leave more time for Q&A I don’t intend to reiterate too much of what was in this morning’s release, but I do want to make a few key points before we start the Q&A.

First, certain information we’ll be discussing today is forward looking and involves uncertainties that could impact expected results. A discussion of those uncertainties is in a Form 8-K filed with the SEC today.

OK, a few points about 3rd quarter results.

Number 1 -- I’m very pleased to report the best 3rd quarter in Caterpillar’s history - Sales and Revenues and profit per share were records.

Sales and revenues were just under $9 billion and profit was $667 million … or 94 cents per share.

Sales and revenues were about $1.3 billion higher than the 3rd quarter of 2004 … that’s an increase of 17 percent.

Profit was 34 percent higher.

Machinery and Engines Operating Profit as a percent of sales increased from 7.9% a year ago to 10.5% this quarter. The “margin pull through”… that is, the increase in Machinery and Engines operating profit as a percent of the increase in sales, was about 26% … our best pull through in over 2 years.

The improvement in Machinery and Engines Operating Profit was driven by better price realization, which was up $503 million vs. a year ago, and higher sales volume.

Core operating costs were up $303 million, partially offsetting the favorable effect from higher sales.

This was the best quarter-over-quarter comparison of core operating costs this year. In our previous outlook we’d we expected the quarter-over-quarter comparisons to improve, and they have.

As you consider the $303 million increase in core operating costs, you need to put it into perspective.

About half was “variable manufacturing costs”… things like direct material, variable labor, variable overhead costs, and freight.

Material cost pressure and efficiency related the very high volume levels we’re operating at are certainly a challenge - for us and for others as well. Energy and freight costs are also up.

The other half of the $303 million were “period” costs … that’s period manufacturing, SG&A, and R&D.

Volume is a significant driver for Period Manufacturing costs and we’ve managed the increase to a level lower than the increase in sales and revenues … Sales and Revenues were up 17%, and period manufacturing costs were up about 10%.

SG&A and R&D combined, were lower as a percent of sales than a year ago. And that’s despite the fact that we’re in the midst of ambitious New Product Introduction programs for machines and engines. The next few years are going to see the most significant introduction of new and improved product in our history.

Moving on to Financial Products …
Our 3rd quarter results included lower operating profit than the 3rd quarter a year ago - that’s not something that’s happened very often.

Financial Products did have higher profit as a result of an increasing asset portfolio - that was positive $36 million. But that was more than offset by:

  $12 million of operating costs related to portfolio growth.
  Cat Financial asset impairments
  And, we had significant favorable reserve adjustments at Cat Insurance last year … which we mentioned in last year’s 3rd quarter release
One other point about the 3rd quarter - we raised the estimated annual tax rate to 30% … and the third quarter includes the effect of bringing the year-to-date expense to that level.

In summary, we posted solid results for the 3rd quarter:

  Record 3rd Quarter Sales and Profit per share
  Improved Operating profit as a percent of sales, and
  Machinery and Engines “margin pull through” of 26%

… and we’ve done it in the midst of extremely challenging business conditions …

Volume is up significantly over the past couple years and we’re working to increase our capacity and deliver machines and engines to our customers. To put the volume story in context … our 9-month sales and revenues are almost 64% higher than the 1st 9-months of 2003 … that’s a lot of growth in 2 years.

Material costs are significantly higher than they were 2 years ago … energy costs are up … and the continuing increase in volume is certainly stretching our production systems and supply chain.

Bottom line --- while the 3rd quarter wasn’t quite as good as many of you had expected, we think we posted pretty good results.

Outlook

Let’s turn to the outlook.

2005 continues to shape up as a great year, and we’ve firmed up Sales and Revenues at the top end of the previous outlook range.

We now expect our 2005 sales and revenues to be up about 20% vs. 2004.

However, our profit expectations have changed. We now expect profit for 2005 to be between $3.85 and $4.00 per share. That’s down from the prior outlook which was $4.00 to $4.20 per share.

Two new factors are a part of the change:

  The potential for about $100 million of pretax charges in the 4th quarter related to dealer distribution software and a product realignment, and
  An increase in the estimated annual tax rate from 29% to 30%.

For 2006 we’ve done something that’s a first for us … we’re providing a preliminary outlook for Sales and Revenues …. and profit per share for the coming year.

Compared to 2005, our 2006 Sales and Revenues outlook is up about 10%. The profit per share outlook for 2006 is up 15-25% from the mid-point of our 2005 range.

Before we move to the Q&A I’d just like to mention that more information concerning the outlook for 2005 and 2006 is in our release.

OK, let’s move to the Q&A portion of the call. In the interest of time and fairness to others, please limit yourself to one question and one follow up. First question please...

Closing

It's been a pleasure sharing Caterpillar's results with all of you this morning.

We’re hosting an analyst meeting in New York on October 31st where Jim Owens, our Chairman and CEO will roll out our new strategy. Details can be found on our website.

If you didn't get your questions asked today, please call me. Thanks for your interest in Caterpillar. Goodbye.

Safe Harbor Statement under the Securities Litigation Reform Act of 1995

Certain statements contained in our third-quarter 2005 results release and prepared statements from the related results webcast are forward-looking and involve uncertainties that could significantly impact results. The words "believes," "expects," "estimates," "anticipates," "will be," "should" and similar words or expressions identify forward-looking statements made on behalf of Caterpillar. Uncertainties include factors that affect international businesses, as well as matters specific to the company and the markets it serves.

World Economic Factors
Our projection for about 3.5 percent growth in the world economy in 2005 assumes central banks will cautiously raise interest rates so as not to slow growth too much. Low interest rates, and continued good economic growth, should encourage further growth in construction and mining. Should central banks raise interest rates aggressively, both the world economic recovery and our Machinery and Engines sales likely would be weaker.

We expect the U.S. economy to grow about 3.5 percent in 2005, which up to now has not created an inflation problem. While the Federal Reserve has raised interest rates, we assume the continuation of moderate growth and low inflation will result in interest rates of 4 percent or slightly higher by the end of 2005. Long-term interest rates are expected to rise less than short-term rates. That environment should support further growth in construction and manufacturing, helping to keep commodity prices favorable. Should financial conditions tighten noticeably, causing economic growth to slow below 3 percent, expected improvements in Machinery and Engines sales likely would be lower than projected.

Our projection of increased sales of Machinery and Engines in Europe, Africa, Middle East (EAME) in 2005 assumes that low interest rates will allow slightly faster economic growth in Europe and that favorable commodity prices will extend healthy recoveries in both Africa and Middle East (AME) and the CIS. Key risks are a significant slowing in the European economy or a collapse in commodity prices. Those developments would likely negatively impact our results.

Favorable commodity prices, increased capital inflows and an improved foreign debt situation are expected to contribute to about 4 percent growth in Latin America in 2005. As a result, we project that both mining production and construction spending will increase, supporting an increase in Machinery and Engines sales. This forecast is vulnerable to a significant weakening in commodity prices, slowing in world economic growth, widespread increases in interest rates or political disruptions.

In Asia/Pacific, we project sales growth in 2005 will be concentrated in Australia and India. Critical assumptions are continued growth in coal demand, low domestic interest rates in most countries, further gains in exports and continued good economic growth in China. Some developments that could lower expected results include reduced demand for thermal and coking coal, significant revaluations of regional currencies, restrictions on regional exports and sharp interest rate hikes, particularly in China and Indonesia.

In 2006, we assume that interest rates will increase moderately and world economic growth will be about 3.5 percent or the same as in 2005. Should interest rates increase more rapidly such that economic growth slows, sales of Machinery and Engines could be less than anticipated. High interest rates and slower economic growth could cause housing construction to decline and worsen government budgets, thereby causing reductions in infrastructure spending. Slower economic growth could also weaken energy and metals demand, driving prices low enough to undermine new investments.

Commodity Prices
Commodities represent a significant sales opportunity, with prices and production as key drivers. Prices have improved sharply over the past three years and our outlook assumes continued growth in world industrial production will cause metals prices to remain high enough in both 2005 and 2006 to encourage further mine investment. Any unexpected weakening in world industrial production or construction, however, could cause prices to drop sharply to the detriment of our results.

Coal prices improved and our sales have benefited. We expect favorable conditions to continue in the future. Should coal prices soften, due to a slowing in world economic growth or otherwise, the ongoing sales recovery would be vulnerable.

Oil and natural gas prices increased sharply over the past three years due to strong demand and high capacity usage. Higher energy prices have not halted economic recoveries since strong demand boosted prices and world production increased. High prices are encouraging more exploration and development. However, should significant supply cuts occur, such as from OPEC production cuts or political unrest in a major producing country, the resulting oil shortages and price spikes could slow economies, potentially with a depressing impact on our sales.

Monetary and Fiscal Policies
For most companies operating in a global economy, monetary and fiscal policies implemented in the United States and abroad could have a significant impact on economic growth, and accordingly, demand for our product. In general, higher than expected interest rates, reductions in government spending, higher taxes, excessive currency movements, and uncertainty over key policies are some factors likely to lead to slower economic growth and lower industry demand.

With economic data looking more favorable, central banks in several developed countries have raised interest rates from the lowest rates in decades, with the U. S. Federal Reserve Bank being the most aggressive. Our outlook assumes that central banks will try to avoid increasing rates so much that economic recoveries stall. Should central banks raise interest rates more aggressively than anticipated, both economic growth and our sales could suffer.

Budget deficits in many countries remain higher than governments would like. Our outlook assumes that governments will not aggressively raise taxes and slash spending to deal with their budget imbalances. Such actions could disrupt growth and negatively affect our sales.

Political Factors
Political factors in the United States and abroad can impact global companies. Our outlook assumes that no major disruptive changes in economic policies occur in either the United States or other major economies. Significant changes in either taxing or spending policies could reduce activities in sectors important to our businesses, thereby reducing sales.

Our outlook assumes that there will be no additional significant military conflicts in either North Korea or the Middle East in the forecast period. Such military conflicts could severely disrupt sales into countries affected, as well as nearby countries.

Our outlook also assumes that there will be no major terrorist attacks. If there is a major terrorist attack, confidence could be undermined, potentially causing a sharp drop in economic activities and our sales. Attacks in major developed economies would be the most disruptive.

Our outlook assumes that efforts by countries to increase their exports will not result in retaliatory countermeasures by other countries to block such exports, particularly in the Asia/Pacific region. Our outlook includes a negative impact from the phase-out of the Extraterritorial Income Exclusion (ETI) as enacted by the American Jobs Creation Act of 2004 (the Act). Our outlook assumes any other tax law changes will not negatively impact our provision for income taxes.

Currency Fluctuations
The company has costs and revenues in many currencies and is therefore exposed to risks arising from currency fluctuations. Our outlook assumes no significant changes in currency values from current rates. Should currency rates change sharply, economic activity and our results could be negatively impacted.

The company's largest manufacturing presence is in the United States, so any unexpected strengthening of the dollar tends to raise the foreign currency costs to our end users and reduce our global competitiveness.

Dealer Practices
The company sells primarily through an independent dealer network. Dealers carry inventories of both new and rental equipment and adjust those inventories based on their assessments of future needs. Such adjustments can impact our results either positively or negatively. The current outlook assumes dealers will increase inventories in line with higher deliveries. Should dealers control inventories more tightly, our sales would be lower.

Financial Products Division Factors
Inherent in the operation of Cat Financial is the credit risk associated with its customers. The creditworthiness of each customer, and the rate of delinquencies, repossessions and net losses on customer obligations are directly impacted by several factors, including, but not limited to, relevant industry and economic conditions, the availability of capital, the experience and expertise of the customer's management team, commodity prices, political events, and the sustained value of the underlying collateral. Additionally, interest rate movements create a degree of risk to our operations by affecting the amount of our interest payments and the value of our fixed rate debt. Our "match funding" policy addresses interest rate risk by aligning the interest rate profile (fixed or floating rate) of our debt portfolio with the interest rate profile of our receivables portfolio (loans and leases with customers and dealers) within pre-determined ranges on an ongoing basis. To achieve our match funding objectives, we issue debt with a similar interest rate profile to our receivables and also use interest rate swap agreements to manage our interest rate risk exposure to interest rate changes and in some cases to lower our cost of borrowed funds. If interest rates move upward more sharply than anticipated, our financial results could be negatively impacted. With respect to our insurance and investment management operations, changes in the equity and bond markets could cause an impairment of the value of our investment portfolio, thus requiring a negative adjustment to earnings.

Other Factors
The rate of infrastructure spending, housing starts, commercial construction and mining plays a significant role in the company's results. Our products are an integral component of these activities and as these activities increase or decrease in the United States or abroad, demand for our products may be significantly impacted.

Projected cost savings or synergies from alliances with new partners could also be negatively impacted by a variety of factors. These factors could include, among other things, higher than expected wages, energy and/or material costs, and/or higher than expected financing costs due to unforeseen changes in tax, trade, environmental, labor, safety, payroll or pension policies in any of the jurisdictions in which the alliances conduct their operations.

Results may be impacted positively or negatively by changes in the sales mix. Our outlook assumes a certain geographic mix of sales as well as a product mix of sales. If actual results vary from this projected geographic and product mix of sales, our results could be negatively impacted.

The company operates in a highly competitive environment and our outlook depends on a forecast of the company's share of industry sales. An unexpected reduction in that share could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to price the product competitively, or an unexpected buildup in competitors' new machine or dealer owned rental fleets, leading to severe downward pressure on machine rental rates and/or used equipment prices.

The environment remains competitive from a pricing standpoint. Our 2005 sales outlook assumes that the price increases announced in early 2005 hold in the marketplace. If needed, additional price discounting to maintain our competitive position could result in lower than anticipated price realization.

In general, our results are sensitive to changes in economic growth, particularly those originating in construction, mining and energy. Developments reducing such activities also tend to lower our sales. In addition to the factors mentioned above, our results could be negatively impacted by any of the following:

•  Any sudden drop in consumer or business confidence;
•  Delays in legislation needed to fund public construction;
•  Regulatory or legislative changes that slow activity in key industries; and/or
•  Unexpected collapses in stock markets.

This discussion of uncertainties is by no means exhaustive, but is designed to highlight important factors that may impact our outlook. Obvious factors such as general economic conditions throughout the world do not warrant further discussion, but are noted to further emphasize the myriad of contingencies that may cause the company's actual results to differ from those currently anticipated.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 21, 2005	By:	/s/James B. Buda

James B. Buda
Vice President